SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 21, 2006

Commission File Number 001-16173

Intrepid Holdings, Inc.

(Exact name of small business issuer as specified in its charter)

Nevada	88-0465858
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3200 Wilcrest Ave
Suite 575
Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (713) 278-1990

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01:  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Intrepid Holdings, Inc. (the "Company") entered into an employment agreement (the "Agreement") with Maurice R. Stone, dated as of December 19, 2006, pursuant to which he will continue to serve as Chief Executive Officer of the Company. The Agreement provides that Mr. Stone will serve as the Company's Chief Executive Officer until the earlier of (i) his death or Disability (as defined in the Employment Agreement); (ii) the termination of his employment by either party without cause; or (iii) the termination of his employment with Cause (as defined in the Agreement). Under the Agreement, Beginning January 1, 2007, Mr. Stone will receive an annual base salary of $216,000. In addition, Mr. Stone is eligible to receive annual bonuses as determined by the Company’s compensation committee.

During Mr. Stone's employment, the Agreement provides for his nomination to the Company's Board of Directors (the "Board") and, if so elected, his appointment as chairman of the Board. Mr. Stone would resign from the Board upon the termination of his employment.

Mr. Stone is employed “at-will” by the Company, and accordingly may be terminated with or without reason or notice at any time. If Mr. Stone is terminated other than with good cause or leaves for good reason (each as defined in the Employment Agreement), the Company will pay a severance equal to twelve months base salary in effect on the date of Mr. Stone’s termination of employment. If Mr. Stone is terminated in connection with a Change of Control (as defined in the Agreement) the Company will pay a severance equal to twenty-four months base salary in effect on the date of Mr. Stone’s termination and purchase one hundred (100%) percent of Mr. Stone’s then held equity in Company at a rate equal to one hundred and fifty (150%) percent of the value of Mr. Stone’s equity (i) at the date of termination closing trading price or (ii) at the date immediately prior to the date of termination closing price respectively.

In accordance with the Employment Agreement, the Company also granted Mr. Stone an option to purchase 500,000 shares (the “Option”) of the Company’s common stock, at an exercise price of $0.30 per share. The Option is scheduled to vest at a rate of 33% on each anniversary of the grant over three (3) years assuming Executive’s continued employment with the Company on each scheduled vesting date.

ITEM 3.02:  UNREGISTERED SALE OF EQUITY SECURITIES

See Item 1.01 above.

ITEM 9.01:  FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits:
10.1	Employment Agreement, dated as of December 19, 2006 between Intrepid Holdings, Inc. and Maurice R. Stone *

* Denotes a management agreement of compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Intrepid Holdings, Inc.

Date: December 21, 2006	By:	/s/ Maurice Stone
Maurice Stone
Chairman of the Board Chief Executive Officer